Exhibit 99.1

Investor Contact:

Kurt Abkemeier

Cbeyond, Inc.

Vice President, Finance and Treasurer

(678) 370-2887

CBEYOND REPORTS SECOND QUARTER 2007 RESULTS

REVENUES GREW BY 28.9% AND ADJUSTED EBITDA INCREASED 34.3% OVER PRIOR YEAR

ATLANTA (August 2, 2007) — Cbeyond, Inc. (NASDAQ: CBEY), (“Cbeyond”), a managed services provider that delivers integrated packages of voice, broadband, and mobile services to small businesses, today announced its results for the second quarter ended June 30, 2007.

Recent financial and operating highlights include the following:

•	Strong second quarter revenue growth with revenues of $67.7 million, up 28.9% over the second quarter of 2006. The second quarter of 2006 included a $0.9 million positive adjustment relating to customer promotional liabilities recorded in prior periods. Excluding this benefit to second quarter 2006 revenue, growth over the second quarter of 2006 was 31.1%;

•	Net income of $2.9 million in the second quarter of 2007 compared to $1.4 million in the second quarter of 2006;

•	Total adjusted EBITDA of $12.6 million during the second quarter of 2007, an increase of 34.3% from the second quarter of 2006 (see Schedule 1 for reconciliation to net income);

•	Rapid growth in customers with 2,009 net customer additions for the quarter, bringing the total customers in Cbeyond’s seven operating markets to 31,175; and

•	Average monthly revenue per customer (ARPU) of $748 during the second quarter of 2007 compared to $744 in the first quarter of 2007.

Financial Overview and Key Operating Metrics

Financial and operating metrics, which include non-GAAP financial measures, for the three and six months ended June 30, 2006 and 2007, include the following:

	For the Three Months Ended June 30,
	2006	2007	Change	% Change
Selected Financial Data (dollars in thousands)
Revenue	$52,534	$67,715	$15,181	28.9%
Operating expenses	$51,269	$65,147	$13,878	27.1%
Operating income	$1,265	$2,568	$1,303	103.0%
Net income	$1,406	$2,892	$1,486	105.7%
Capital expenditures	$11,534	$12,802	$1,268	11.0%

Key Operating Metrics and Non-GAAP Financial Measures
Customers	23,714	31,175	7,461	31.5%
Net additions	1,805	2,009	204	11.3%
Average monthly churn rate	1.0%	1.0%	0.0%	0.0%
Average monthly revenue per customer *	$768	$748	$(20)	(2.6%)
Adjusted EBITDA (in thousands)	$9,393	$12,611	$3,218	34.3%

*	The June 30, 2006 figure includes $13 in average monthly revenue per customer attributable to a $0.9 million adjustment relating to customer promotional liabilities recorded in prior periods.

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CBEY Reports Second Quarter 2007 Results

August 2, 2007

	For the Six Months Ended June 30,
	2006	2007	Change	% Change
Selected Financial Data (dollars in thousands)
Revenue	$100,112	$130,741	$30,629	30.6%
Operating expenses	$99,021	$125,341	$26,320	26.6%
Operating income	$1,091	$5,400	$4,309	395.0%
Net income	$1,426	$5,625	$4,199	294.5%
Capital expenditures	$22,545	$26,684	$4,139	18.4%

Key Operating Metrics and Non-GAAP Financial Measures
Customers	23,714	31,175	7,461	31.5%
Net additions	3,367	3,832	465	13.8%
Average monthly churn rate	1.0%	1.0%	0.0%	0.0%
Average monthly revenue per customer *	$757	$745	$(12)	(1.6%)
Adjusted EBITDA (in thousands)	$16,578	$24,670	$8,092	48.8%

*	The June 30, 2006 figure includes $7 in average monthly revenue per customer attributable to a $0.9 million adjustment relating to customer promotional liabilities recorded in prior periods.

Management Comments

“The second quarter of 2007 was our first period with greater than 2,000 net additions and our second consecutive quarter of moderately increasing ARPU. Our strong results in the quarter also included stable churn of 1% per month and applications used per customer of 5.9. Our mobile offering continues to be a popular feature of our package with an adoption rate of over 40% for new customer sales, which is consistent with the last quarter,” said Jim Geiger, chief executive officer of Cbeyond. “We are highly focused on growing our business rapidly, both today and longer term, and have made investments in growth not only with our market launches in San Diego and Detroit, but also by beginning to expand our sales force in some of our larger markets, such as Los Angeles and Chicago.”

Geiger added, “While we are committed to pursuing 30% or greater top-line growth, we are also just as focused on delivering strong adjusted EBITDA and cash flow on a consolidated basis. It is worth noting that this is the first quarter in which Cbeyond has shouldered material adjusted EBITDA losses from three early-stage markets simultaneously. Despite that added burden, we increased consolidated adjusted EBITDA year over year and sequentially. We are confident that we will be able to continue to deliver improving adjusted EBITDA and cash flow performance even while absorbing new market launches.”

Second Quarter Financial and Business Summary

Revenues and ARPU

Cbeyond reported revenues of $67.7 million for the second quarter of 2007, an increase of 28.9% from the second quarter of 2006. Revenues in the second quarter of 2006 included a $0.9 million positive adjustment relating to customer promotional liabilities recorded in prior periods. These promotional obligations were recorded at their maximum amount in prior periods due to the lack of sufficient historical experience required under U.S. generally accepted accounting principles (GAAP) to estimate the amounts that would ultimately be claimed by customers. Excluding this positive adjustment to second quarter 2006 revenue, growth over the second quarter of 2006 was 31.1%.

ARPU, or average revenue per customer location, was $748 in the second quarter of 2007, as compared to $744 in the first quarter of 2007. The modest increase in ARPU resulted from a variety of factors, both positive and negative, including the increasing number of customers on three-year contracts at lower price points and increasing levels of application use, particularly mobile. We have generally experienced small percentage changes in ARPU sequentially, and forecasting sequential changes is difficult due to the number of factors impacting ARPU. As a result, ARPU in the third quarter of 2007 may not increase at the same rate as we experienced in the second quarter.

Cost of Service and Gross Margin

Cbeyond’s gross margin was 70.2% in the second quarter of 2007 as compared with 69.1% in the second quarter of 2006.

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CBEY Reports Second Quarter 2007 Results

August 2, 2007

Operating Income and Total Adjusted EBITDA

Cbeyond reported operating income of $2.6 million in the second quarter of 2007 compared with operating income of $1.3 million in the second quarter of 2006. As of January 1, 2006, Cbeyond adopted SFAS No. 123(R). The operating income of $2.6 million in the second quarter of 2007 includes $2.5 million in non-cash share-based compensation expense while the operating income of $1.3 million in the second quarter of 2006 includes $1.3 million in non-cash share-based compensation.

For the second quarter of 2007, total adjusted EBITDA was $12.6 million, an improvement of 34.3% over total adjusted EBITDA of $9.4 million in the second quarter of 2006.

Net Income

Cbeyond reported net income of $2.9 million for the second quarter of 2007 as compared to net income of $1.4 million for the second quarter of 2006.

Cash and Marketable Securities

Cash, cash equivalents and marketable securities amounted to $51.2 million at the end of the second quarter of 2007, as compared to $39.4 million at the end of the first quarter of 2007. The increase in cash, cash equivalents and marketable securities of $11.8 million in the second quarter was due to a variety of factors, including increased accounts payable and other accrued liabilities, proceeds from stock option exercises and increased cash flow from operations, all of which in aggregate exceeded capital expenditures.

Capital Expenditures

Capital expenditures were $12.8 million during the second quarter of 2007, compared to $13.9 million in the first quarter of 2007 and $11.5 million in the second quarter of 2006.

Business Outlook for 2007

Cbeyond provides the following annual guidance for 2007:

	Current Guidance	Prior Guidance
Revenues	$277 million to $280 million	$275 million to $280 million
Adjusted EBITDA	$50 million to $51 million	$48 million to $50 million
Capital expenditures	$53 million to $56 million	$50 million to $55 million

Cbeyond’s performance in the second quarter and its improved visibility for the rest of the year have resulted in an increase to guidance for revenue, adjusted EBITDA and capital expenditures for 2007. Revenue guidance has narrowed as the Company has realized both strong customer growth and solid quarterly sequential ARPU growth. Adjusted EBITDA guidance has been raised due to better than planned expense management. Guidance for capital expenditures has increased due to the anticipated acceleration of certain pre-launch investment related to our planned market launch in the first quarter of 2008 as well as the increase in revenue guidance for 2007.

Conference Call

Cbeyond will hold a conference call to discuss this press release Thursday, August 2, 2007, at 5:00 p.m. EDT. A live broadcast of the conference call will be available on-line at www.cbeyond.net. To listen to the live call, please go to the Web site at least 10 minutes early to register, download, and install any necessary audio software. The conference call will also be available by dialing
(877) 704-5381 (for domestic U.S. callers) and (913) 312-1295 (for international callers). For those who cannot listen to the live broadcast, an on-line replay will be available shortly after the call and continue to be available for a year.

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CBEY Reports Second Quarter 2007 Results

August 2, 2007

About Cbeyond

Cbeyond, Inc. (NASDAQ: CBEY) is a leading IP-based managed services provider that delivers integrated packages of communications and IT services to more than 31,000 small businesses in Atlanta, Chicago, Dallas, Denver, Detroit, Houston, Los Angeles and San Diego. Cbeyond offers more than 20 productivity-enhancing applications including local and long-distance voice, broadband Internet, mobile, BlackBerry®, broadband laptop access, voicemail, email, web hosting, fax-to-email, data backup, file-sharing and virtual private networking. Cbeyond manages these services over a private, 100-percent Voice over Internet Protocol (VoIP) facilities-based network. For more information on Cbeyond, visit www.cbeyond.net.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions. Such statements are based upon the current beliefs and expectations of Cbeyond’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that might cause future results to differ include, but are not limited to, the following: the risk that we may be unable to continue to experience revenue growth at historical levels; changes in federal or state regulation or decisions by regulatory bodies that affect the Company; the timing of the initiation, progress or cancellation of significant contracts or arrangements; the mix and timing of services sold in a particular period; our ability to recruit and maintain experienced management and personnel; rapid technological change and the timing and amount of start-up costs incurred in connection with the introduction of new services or the entrance into new markets; our ability to maintain or attract sufficient customers in existing or new markets; our ability to respond to increasing competition; our ability to manage the growth of our operations; changes in estimates of taxable income or utilization of deferred tax assets which could significantly affect the Company’s effective tax rate; pending regulatory action relating to our compliance with customer proprietary network information; and general economic and business conditions. You are advised to consult any further disclosures we make on related subjects in the reports we file with the SEC, including the “Risk Factors” in our most recent annual report on Form 10-K, together with updates that may occur in our quarterly reports on Form 10-Q and Current Reports on Form 8-K. Such disclosure covers certain risks, uncertainties and possibly inaccurate assumptions that could cause our actual results to differ materially from expected and historical results. We undertake no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Key Operating Metrics and Non-GAAP Financial Measures

In this press release, the Company uses several key operating metrics and non-GAAP financial measures. In Schedule I, the Company defines each of these metrics and provides a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measure. These financial measures and operating metrics are a supplement to GAAP financial information and should not be considered as an alternative to, or more meaningful than, net income, cash flow or operating income as determined in accordance with GAAP.

SCHEDULE I

Adjusted EBITDA is not a substitute for operating income, net income, or cash flow from operating activities as determined in accordance with accounting principles generally accepted in the United States, or GAAP, as a measure of performance or liquidity. The Company defines adjusted EBITDA as net income before interest, income taxes, depreciation and amortization expenses, excluding non-cash share-based compensation, public offering expenses, loss on disposal of property and equipment and other non-operating income or expense. Information relating to total adjusted EBITDA is provided so that investors have the same data that management employs in assessing the overall operation of the Company’s business.

Total adjusted EBITDA allows the chief operating decision maker to assess the performance of the Company’s business on a consolidated basis that corresponds to the measure used to assess the ability of its operating segments to produce operating cash flow to fund working capital needs, to service debt obligations and to fund capital expenditures. In particular, total adjusted EBITDA permits a comparative assessment of the Company’s operating performance, relative to a performance based on GAAP results, while isolating the effects of depreciation and amortization, which may vary among segments without any correlation to their underlying operating performance, and of non-cash share-based compensation, which is a non-cash expense that varies widely among similar companies. The following information includes a reconciliation of total adjusted EBITDA to net income:

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CBEY Reports Second Quarter 2007 Results

August 2, 2007

CBEYOND, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2007	2006	2007
Revenue:
Customer revenue	$50,939	$66,144	$97,398	$127,805
Terminating access revenue	1,595	1,571	2,714	2,936

Total revenue	52,534	67,715	100,112	130,741

Operating expenses:
Cost of service	16,253	20,163	31,251	38,942
Selling, general and administrative	28,152	37,427	54,329	71,720
Public offering expenses	—	—	—	2
Depreciation and amortization	6,864	7,557	13,441	14,677

Total operating expenses	51,269	65,147	99,021	125,341

Operating income	1,265	2,568	1,091	5,400

Other income (expense):
Interest income	409	655	799	1,263
Interest expense	(38)	(48)	(46)	(93)
Loss on disposal of property and equipment	(136)	(243)	(293)	(575)

Total other income	235	364	460	595

Income before income taxes	1,500	2,932	1,551	5,995

Income tax expense	(94)	(40)	(125)	(370)

Net income	$1,406	$2,892	$1,426	$5,625

Earnings per common share
Basic	$0.05	$0.10	$0.05	$0.20

Weighted average number of common shares outstanding
Basic	26,760	27,725	26,696	27,606

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CBEY Reports Second Quarter 2007 Results

August 2, 2007

CBEYOND, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31, 2006	June 30, 2007
ASSETS
Current Assets
Cash and cash equivalents	$34,113	$51,170
Marketable securities	9,995	—
Accounts receivable, gross	21,181	23,105
Less: Allowance for doubtful accounts	(2,586)	(1,926)

Accounts receivable, net	18,595	21,179
Other assets	5,825	7,438

Total current assets	68,528	79,787

Property and equipment, gross	181,938	207,239
Less: Accumulated depreciation	(109,148)	(123,025)

Property and equipment, net	72,790	84,214
Other assets	3,075	2,245

Total assets	$144,393	$166,246

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$7,538	$11,734
Other accrued liabilities	44,989	50,308
Current portion of capital lease obligations	98	—

Total current liabilities	52,625	62,042

Deferred installation revenue	660	613
Stockholders’ equity
Common stock	274	278
Deferred stock compensation	(22)	(11)
Additional paid-in capital	238,852	245,695
Accumulated deficit	(147,996)	(142,371)

Total stockholders’ equity	91,108	103,591

Total liabilities and stockholders’ equity	$144,393	$166,246

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CBEY Reports Second Quarter 2007 Results

August 2, 2007

CBEYOND, INC. AND SUBSIDIARIES

Selected Operating Statistics

(Dollars in thousands, except for Other Operating Data)

(Unaudited)

	Jun. 30 2006	Sept. 30 2006	Dec. 31 2006	Mar. 31 2007	Jun. 30 2007
Revenues
Atlanta	$15,932	$16,073	$16,661	$17,255	$17,957
Dallas	12,690	13,127	13,617	14,328	15,039
Denver	14,773	14,828	15,161	15,548	16,035
Houston	6,302	6,952	7,911	8,608	9,422
Chicago	2,636	3,397	4,428	5,373	6,319
Los Angeles	201	530	1,089	1,842	2,611
San Diego	—	—	—	72	332

Total revenues	$52,534	$54,907	$58,867	$63,026	$67,715

Operating income (loss)
Atlanta	$7,993	$8,517	$9,125	$8,859	$9,241
Dallas	4,277	4,942	5,815	5,804	6,097
Denver	6,643	6,854	7,411	7,739	7,893
Houston	1,349	1,835	2,252	2,558	3,098
Chicago	(965)	(622)	56	536	905
Los Angeles	(1,585)	(1,783)	(1,857)	(1,188)	(1,261)
San Diego	—	(27)	(604)	(1,324)	(1,671)
Detroit	—	—	—	(11)	(762)
Corporate	(16,447)	(17,785)	(18,177)	(20,141)	(20,972)

Total operating income	$1,265	$1,931	$4,021	$2,832	$2,568

Adjusted EBITDA
Atlanta	$9,386	$9,763	$10,092	$9,959	$10,290
Dallas	5,644	6,170	6,916	6,888	7,181
Denver	7,919	8,067	8,503	8,811	8,900
Houston	2,001	2,537	3,018	3,375	3,965
Chicago	(615)	(223)	508	1,090	1,540
Los Angeles	(1,438)	(1,587)	(1,570)	(877)	(883)
San Diego	—	(27)	(603)	(1,233)	(1,537)
Detroit	—	—	—	(11)	(743)
Corporate	(13,504)	(14,088)	(14,515)	(15,943)	(16,102)

Total adjusted EBITDA	$9,393	$10,612	$12,349	$12,059	$12,611

Adjusted EBITDA margin (market-level)
Atlanta	58.9%	60.7%	60.6%	57.7%	57.3%
Dallas	44.5%	47.0%	50.8%	48.1%	47.7%
Denver	53.6%	54.4%	56.1%	56.7%	55.5%
Houston	31.8%	36.5%	38.1%	39.2%	42.1%
Chicago	(23.3%)	(6.6%)	11.5%	20.3%	24.4%
Los Angeles	N/M	N/M	(144.2%)	(47.6%)	(33.8%)
San Diego	N/M	N/M	N/M	N/M	N/M
Detroit	N/M	N/M	N/M	N/M	N/M
Adjusted EBITDA margin (as % of total revenue)
Corporate	(25.7%)	(25.7%)	(24.7%)	(25.3%)	(23.8%)
Total	17.9%	19.3%	21.0%	19.1%	18.6%
Capital expenditures
Atlanta	$1,655	$1,554	$1,064	$1,464	$916
Dallas	2,180	823	1,438	2,149	777
Denver	1,134	1,093	987	394	731
Houston	787	712	871	1,149	826
Chicago	698	444	956	1,166	792
Los Angeles	816	720	1,061	854	923
San Diego	116	915	530	1,067	205
Detroit	—	—	146	1,379	1,572
San Francisco Bay Area	—	—	—	36	408
Corporate	4,148	3,939	4,069	4,224	5,652

Total capital expenditures	$11,534	$10,200	$11,122	$13,882	$12,802

Other Operating Data
Customers (at period end)	23,714	25,521	27,343	29,166	31,175
Net additions	1,805	1,807	1,822	1,823	2,009
Average monthly churn rate	1.0%	1.0%	1.0%	1.0%	1.0%
Average monthly revenue per customer location	$768	$743	$742	$744	$748

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CBEY Reports Second Quarter 2007 Results

August 2, 2007

CBEYOND, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measure to GAAP Financial Measure

(In thousands)

(Unaudited)

	Jun. 30 2006	Sept. 30 2006	Dec. 31 2006	Mar. 31 2007	Jun. 30 2007
Reconciliation of Adjusted EBITDA to Net income:
Total Adjusted EBITDA for reportable segments	$9,393	$10,612	$12,349	$12,059	$12,611
Depreciation and amortization	(6,864)	(6,937)	(6,818)	(7,120)	(7,557)
Non-cash share-based compensation	(1,264)	(1,085)	(1,224)	(2,105)	(2,486)
Public offering expenses	—	(659)	(286)	(2)	—
Interest income	409	518	602	608	655
Interest expense	(38)	(65)	(52)	(45)	(48)
Loss on disposal of property and equipment	(136)	(241)	(67)	(332)	(243)
Other income, net	—	—	12	—	—
Income tax expense	(94)	(138)	(167)	(330)	(40)

Net income	$1,406	$2,005	$4,349	$2,733	$2,892

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2007	2006	2007
Reconciliation of Adjusted EBITDA to Net income:
Total Adjusted EBITDA for reportable segments	$9,393	$12,611	$16,578	$24,670
Depreciation and amortization	(6,864)	(7,557)	(13,441)	(14,677)
Non-cash share-based compensation	(1,264)	(2,486)	(2,046)	(4,591)
Public offering expenses	—	—	—	(2)
Interest income	409	655	799	1,263
Interest expense	(38)	(48)	(46)	(93)
Loss on disposal of property and equipment	(136)	(243)	(293)	(575)
Other income, net	—	—	—	—
Income tax expense	(94)	(40)	(125)	(370)

Net income	$1,406	$2,892	$1,426	$5,625

*            *            *            *             *

Except for historical information and discussion contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The specific forward-looking statements cover Cbeyond’s expectations for revenue, EBITDA, as adjusted, and capital expenditures for the fiscal year 2007. The statements in this release are not guarantees of future performance and actual results could differ materially from our current expectations. Numerous factors could cause or contribute to such differences. Some of the factors and risks associated with our business are discussed in Cbeyond’s filings with the Securities and Exchange Commission.

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